UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 13, 2012

Ralcorp Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Missouri	1-12619	43-1766315
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

800 Market Street

St. Louis, Missouri 63101

(Address, including Zip Code, of Principal Executive Offices)

Registrant’s telephone number, including area code (314) 877-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Supplemental Indenture

As previously reported in its Current Report on Form 8-K filed on August 8, 2008, Cable Holdco, Inc. entered into an indenture (the “Indenture”) dated August 4, 2008 with Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), under which Cable Holdco, Inc. issued (i) $577,500,000 aggregate principal amount of its 7.29% Senior Notes due 2018 (the “2018 Fixed Rate Notes”), (ii) $20,000,000 aggregate principal amount of its Floating Rate Notes (the “Floating Rate Notes”), (iii) $67,000,000 aggregate principal amount of its Senior Notes due 2020 (the “2020 Fixed Rate Notes,” and together with the 2018 Fixed Rate Notes and the Floating Rate Notes, the “Notes”). On the same date Ralcorp Mailman LLC and Ralcorp Holdings, Inc. (“Ralcorp” or the “Company”), each executed a supplemental indenture (the “First Supplemental Indenture” and “Second Supplemental Indenture”, respectively) to the Indenture pursuant to which Ralcorp ultimately assumed the obligations of Cable Holdco, Inc. under the Indenture. On January 17, 2012, Ralcorp and the Trustee entered into a Third Supplemental Indenture with respect to the Indenture dated as of August 4, 2008 (the “Third Supplemental Indenture”).

As amended by the Third Supplemental Indenture:

•

The Indenture contains covenants that limit Ralcorp’s ability and the ability of Ralcorp’s subsidiaries to, among other things: cause Ralcorp’s leverage ratio to exceed 3.5 to 1 at the end of any fiscal quarter, without paying additional interest, or cause Ralcorp’s leverage ratio to exceed 3.75 to 1, at the end of any fiscal quarter, or 3.5 to 1, for the two successive fiscal quarters immediately following a period during which it exceeded 3.5 to 1, in any case; cause Ralcorp’s consolidated adjusted net worth to fall below a specified amount; incur priority debt in an amount exceeding 20% of Ralcorp’s consolidated adjusted net worth; sell assets, including the stock of its subsidiaries; create certain liens; engage in transactions with affiliates; merge or consolidate with other entities; change the nature of its business or violate foreign assets control regulations. These covenants are subject to important exceptions and qualifications set forth in the Indenture.

•

The Indenture provides for the payment of additional interest in the amount of 1.00% in the event that the Company’s 6.625% Senior Notes due August 15, 2039 fail to have an investment grade rating from at least two of the rating agencies.

•

The Indenture provides for the satisfaction or waiver of all conditions precedent in the Separation and Distribution Agreement to be entered into in connection with the separation of the Post cereals business and that no default or event of default exists or will occur in connection with the consummation of the separation of the Post cereals business.

In addition, the holders consented to certain matters in connection with the separation of the Post cereals business.

Note Purchase Agreement Amendments

Also on January 17, 2012, Ralcorp entered into a Third Amendment and Consent (the “Third Amendment to the 2003 Note Purchase Agreement”) with respect to Note Purchase Agreement dated as of May 22, 2003, as amended (the “2003 Note Purchase Agreement”), and a First Amendment and Consent (the “First Amendment to the 2009 Note Purchase Agreement”) with respect to Note Purchase Agreement dated as of May 28, 2009 (the

“2009 Note Purchase Agreement”). The amendments to the 2003 Note Purchase Agreement and the 2009 Note Purchase Agreement amend certain covenants so that those covenants are substantially similar to those set forth in the Indenture and consented to certain matters in connection with the separation of the Post cereals business. These covenants and consents are subject to important exceptions and qualifications set forth in the 2003 Note Purchase Agreement and the 2009 Note Purchase Agreement.

The foregoing description is qualified in its entirety by reference to the Indenture, Supplemental Indenture, the 2003 Note Purchase Agreement, the Third Amendment to the 2003 Note Purchase Agreement, the 2009 Note Purchase Agreement and the First Amendment to the 2009 Note Purchase Agreement copies of which are included as Exhibits 4.1-4.4, and 10.1-10.6 hereto and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

Item 1.01 is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In a press release dated January 13, 2012, Ralcorp announced the composition of the Boards of Directors of Ralcorp and Post Holdings, Inc. (“Post”), following the planned separation of the Post cereal business from Ralcorp. As previously reported, Ralcorp’s Board of Directors has appointed Barry H. Beracha and Patrick J. Moore to serve on the Board of Directors effective upon the completion of the separation of the Post cereal business. In addition, William P. Stiritz, David R. Banks, and David P. Skarie will retire from Ralcorp’s Board of Directors upon the completion of the separation. A copy of the Company’s press release announcing the composition of the Boards of Directors is attached to this report as Exhibit 99.1.

Item 7.01	Regulation FD Disclosure.

In a press release dated January 17, 2012, a copy of which is attached hereto as Exhibit 99.2, and the text of which is incorporated by reference herein, Ralcorp announced details of the separation of the Post cereals business from Ralcorp.

The information contained in Item 7.01 and Exhibit 99.2 attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On January 16, 2012, Ralcorp’s Board of Directors approved the separation of its subsidiary, Post, subject to certain conditions referred to below.

Ralcorp will complete the separation by distributing at least 80 percent of the outstanding shares of common stock of Post to holders of Ralcorp common stock of record as of the close of business, Eastern Time, on January 30, 2012 (the “Record Date”). Each such holder will receive one share of Post common stock for every two shares of Ralcorp common stock held on the Record Date. The distribution will be effective at 11:59 p.m., Eastern Time, on February 3, 2012 (the “Distribution Date”); however, if the conditions have not been satisfied or waived on the Distribution Date, the Distribution Date may be extended until the conditions shall be satisfied or waived.

Approximately 34.5 million shares of Post common stock are expected to be outstanding immediately following the separation.

No fractional shares of Post common stock will be distributed in connection with the distribution. Fractional shares that Ralcorp shareholders would otherwise have been entitled to receive will be aggregated and sold in the public market by the distribution agent. The aggregate net proceeds of these sales will be distributed ratably to those shareholders who would otherwise have been entitled to receive fractional shares.

The distribution of Post shares will be made in book-entry form and no action or payment by Ralcorp shareholders is required to receive Post shares. No physical share certificates of Post will be issued. An information statement containing details of the separation and important information about Post will be mailed to Ralcorp shareholders prior to the Distribution Date.

It is intended that the Post separation, as structured, will qualify as a tax-free distribution to Ralcorp shareholders for U.S. federal tax purposes. Cash received in lieu of fractional shares will, however, be taxable. Ralcorp shareholders should consult their tax advisers with respect to U.S. federal, state, local and foreign tax consequences of the Post separation.

Ralcorp shares will continue to trade “regular way” on the NYSE under the symbol “RAH” through and after the February 3, 2012 Distribution Date. Any holders of shares of Ralcorp common stock who sell Ralcorp shares regular way on or before February 3, 2012, will also be selling their right to receive shares of Post common stock. In addition, it is anticipated that Ralcorp shares will trade ex-distribution (without the right to receive shares of Post common stock) on or about January 26, 2012, and continue through the Distribution Date under the symbol “RAH WI.” Investors are encouraged to consult with their financial advisers regarding the specific implications of buying or selling Ralcorp common stock on or before the Distribution Date.

Post common stock is expected to begin “when issued” trading on the NYSE under the symbol “POST WI” beginning on January 26, 2012. On the Distribution Date, “when issued” POST WI trading will end and “regular-way” trading under the symbol “POST” will begin. The CUSIP number for Post common stock will be 737446 104.

Before the separation, Ralcorp and Post will enter into a Separation and Distribution Agreement and various other agreements related to the separation. The distribution of Post common stock is subject to the satisfaction or waiver of certain conditions including, but not limited to, the Registration Statement on Form 10 for Post common stock being cleared by the SEC, the receipt of an IRS letter ruling and opinion of tax counsel, the completion of related financing transactions, Post common stock being accepted for listing on the NYSE and the other conditions summarized in the preliminary form of information statement included in Amendment No. 1 to the Registration Statement on Form 10 (the “Form 10”) filed by Post with the SEC. Post has applied to list its common stock on the NYSE. The transaction does not require approval from Ralcorp shareholders. Amendment No. 2 to the Form 10 includes as Exhibit 2.1 a preliminary form of the Separation and Distribution Agreement, including the closing conditions. Those filings are available at www.sec.gov.

Cautionary Statement on Forward-Looking Statements

Forward-looking statements, within the meaning of Section 21E of the Securities Exchange Act of 1934, are made throughout this item. These forward-looking statements are sometimes identified by the use of terms and phrases such as “believe,” “should,” “would,” “expect,” “project,” “estimate,” “anticipate,” “intend,” “plan,” “will,” “can,” “may,” or similar expressions elsewhere in this release. All forward-looking statements are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors and risks include, but are not limited to, unanticipated developments that prevent, delay or negatively impact the proposed separation, disruption to operations as a result of the proposed separation, inability of one or more of the businesses to operate independently following the completion of the proposed separation, general economic conditions, and other financial, operational and legal risks and uncertainties detailed from time to time in Ralcorp’s cautionary statements contained in its filings with the SEC and that Post identifies in its Form 10 Registration Statement. Ralcorp disclaims and does not undertake any obligation to update or revise any forward-looking statement in this item. There can be no assurance that the proposed transactions will be completed as anticipated or at all.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The Exhibits to this Current Report on Form 8-K are listed in the Exhibit Index to this report, which Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 17, 2012	Ralcorp Holdings, Inc. (Registrant)

	By:	/s/ Scott Monette
Scott Monette
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated August 4, 2008, between Cable Holdco, Inc. and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed August 8, 2008)

4.2	First Supplemental Indenture, dated August 4, 2008, by and between Ralcorp Mailman LLC and Deutsche Bank Trust Company Americas (incorporated by reference to Exhibit 4.2 to the Company’s form 8-K filed August 8, 2008)

4.3	Second Supplemental Indenture, dated August 4, 2008, by and between Ralcorp Holdings, Inc. and Deutsche Bank Trust Company Americas (incorporated by reference to Exhibit 4.3 to the Company’s Form 8-K filed August 8, 2008)

4.4	Third Supplemental Indenture, dated January 17, 2012, by and between Ralcorp Holdings, Inc. and Deutsche Bank Trust Company Americas

10.1	Note Purchase Agreements dated as of May 22, 2003 (incorporated by reference to Exhibit 10.1 to the Company’s Form 10-Q for the period ended June 30, 2003)

10.2	First Amendment dated as of December 22, 2005 to Note Purchase Agreements dated as of May 22, 2003 and Series A, B, C, D and E and F Senior Notes (incorporated by reference to Exhibit 10.1 to the Company’s Form 10-Q for the period ended December 31, 2005)

10.3	Second Amendment dated as of July 9, 2008 to Note Purchase Agreements dated as of May 22, 2003 and Series A, B, C, D, E, F, G, H, I and J Senior Notes (incorporated by reference to Exhibit 10.4 to the Company’s Form 8-K on August 8, 2008)

10.4	Third Amendment and Consent dated as of January 17, 2012 to Note Purchase Agreements dated as of May 22, 2003 and Series C, D, E, F, I, and J Senior Notes

10.5	Note Purchase Agreement dated May 28, 2009 for $50,000,000 7.45% Senior Notes, Series 2009A, due May 28, 2019 and $50,000,000 7.60% Senior Notes, Series 2009B, due May 28, 2021 (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed June 3, 2009)

10.6	First Amendment and Consent dated January 17, 2012 to Purchase Agreements dated as of May 28, 2009 and Series A and B Senior Notes

99.1	Press Release dated January 13, 2012

99.2	Press Release dated January 17, 2012